                           COMMERCIAL BANCSHARES, INC.

EXHIBIT 21

                           COMMERCIAL BANCSHARES, INC.

                                                       State of                     Percentage of
           Subsidiary                                Incorporation                securities owned
--------------------------                           -------------              -----------------------
The Commercial Savings Bank                              Ohio                   100% by the Corporation

Advantage Finance, Inc.                                  Ohio                   100% by The Commercial
                                                                                    Savings Bank

Beck Title Agency, Ltd.                                  Ohio                   49% by The Commercial
                                                                                    Savings Bank


The principal office of The Commercial Savings is located in Upper Sandusky, Ohio, while the principal office of Advantage Finance, Inc. is in Marion, Ohio, and the principal office of Beck Title Agency is in Carey, Ohio.


                                                                             45.